Exhibit 7

Power of Attorney

Reference is hereby made to the proposed post-effective amendment by Orange under the U.S. Securities Act of 1933, as amended, to the registration statement on Form F-6 registering American Depositary Shares representing ordinary shares of Orange (the “ADSs”). The post-effective amendment will be filed on Form F-6 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Laurent MARTINEZ, Matthieu BOUCHERY and Vincent FLEURY, and each of them severally, his true and lawful attorney or attorneys-in-fact, with full power of substitution and re-substitution to sign in his name, place and stead in any and all capacities, any and all post-effective amendments to the Registration Statement and any documents in connection therewith, and to file any of the same with the SEC. Each of said attorneys-in-fact shall have power to act with or without the other, and shall have full power and authority to do and perform, in the name and on behalf of each such officer, director or representative of the Registrant who shall have executed this Power of Attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer, director or representative of Orange might or could do in person.

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Date	Signature	Title

October 2, 2024	/s/ Christel Heydemann
	Christel Heydemann	Chief Executive Officer and Director

	Laurent Martinez	Executive Vice President, Finance, Performance and Development (Chief Financial Officer)

	Vincent Fleury	Principal Accounting Officer

October 2, 2024	/s/ Jacques Aschenbroich
	Jacques Aschenbroich	Chairman

	Alexandre Bompard	Director

	Sébastien Crozier	Director

October 2, 2024	/s/ Céline Fornaro
	Céline Fornaro	Director

October 2, 2024	/s/ Vincent Gimeno
	Vincent Gimeno	Director

October 2, 2024	/s/ Gilles Grapinet
	Gilles Grapinet	Director

	Anne-Gabrielle Heilbronner	Director

October 2, 2024	/s/ Valérie Beaulieu-James
	Valérie Beaulieu-James	Director

	Anne Lange	Director

October 2, 2024	/s/ Momar Nguer
	Momar Nguer	Director

October 2, 2024	/s/ Frédéric Sanchez
	Frédéric Sanchez	Director

October 2, 2024	/s/ Magali Vallée
	Magali Vallée	Director

October 2, 2024	/s/ Thierry Sommelet
	Bpifrance Participations, S.A. (represented by Thierry Sommelet)	Director

October 2, 2024	/s/ Johan Van den Cruijce
	Orange Participations U.S. Inc. By: Johan Van den Cruijce Title: President, Orange Participations U.S. Inc.	Authorized Representative in the United States